UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

SOUTHWESTERN WATER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-16110-D (Commission file number)	84-1062895 (IRS employer identification no.)

5373 W. Alabama, Suite 415, Houston, Texas		77056
(Address of principal executive office)		(Zip code)

(832) 615-7320

(Registrant’s telephone number, including area code)

15115 Park Row, Suite 130, Houston, Texas 77084

(Former name or former address, if changed since last report)

Item 3.          Bankruptcy or Receivership.

On November 20, 2003, Southwestern Water Exploration Company, doing business as Aqua4, Inc. (the “Company”), filed a voluntary petition in bankruptcy in the United States Bankruptcy Court for the Southern District of Texas under Title 11, Chapter 7 of the United States Code.  The case was assigned # 03-46510-H3-7.  Mr. Joseph Hill was appointed bankruptcy trustee on November 20, 2003.

Item 5.          Other Events and Regulation FD Disclosure.

Mr. J. David Hershberger has resigned as a director of the Company effective as of October 21, 2003.

The law firm of Brownstein, Hyatt & Farber, P.C. (“Brownstein”) has withdrawn its representation of the Company in the United States District Court for the District of Colorado (case # 03-CV-367: Southwestern Water Exploration Company et al v. Misner et al).  On October 29, 2003, the court granted Brownstein’s motion to withdraw as counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN WATER EXPLORATION COMPANY

Date: November 21, 2003	By:	/s/ TOR S. BOSWICK
Tor S. Boswick
Chief Executive Officer